                                                                   Exhibit 10.22

                               AGREEMENT TO LEASE

This Agreement to Lease together with its annexure (hereafter referred to as the `AGREEMENT') is made this 19th day of July, 2003.

BETWEEN

(1) MR. TAFSIR AHMAD son of (Late) Shri Tafir Ahmad (2) MR. TANWEER AHMAD son of Shri Tafsir Ahmad, (3) MR. SAEED AHMAD son of Shri Tafsir Ahmad, (4) MR. SALMAN AHMAD son of Shri Tafsir Ahmad and (5) MR. SHADAB AHMAD son of Shri Tafsir Ahmad all care of Unit No. A-40 located in Sector 1, Noida-201301, Uttar Pradesh (hereinafter collectively referred to as the `Lessor' which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors and successors) of the FIRST PART

AND

M/S AGILIS INFORMATION TECHNOLOGIES INTERNATIONAL PRIVATE LIMITED, a Company registered under the Indian Companies Act, 1956, having its registered office at E-11 Rajouri Garden, New Delhi-110027 (hereinafter referred to as `LESSEE', which expression shall mean and include, unless it be repugnant to the context or meaning thereof, its administrators, executors, and successors, through its Managing Director CAPT SHIVIND BAKSHI son of (Late) Shri Jagjit Singh Bakshi duly authorized vide Resolution of the Board dated herewith, of the SECOND PART.

The Lessor and the Lessee are hereinafter collectively referred to as the `PARTIES'

AND WHEREAS the Lessor had purchased the said premises from M/s Unitech Limited who had in turn in collaboration with M/s Singapore Consortium through M/s Aditya Properties Pvt. Ltd. has developed on a plot of land admeasuring 4.995 acres in South City-I, Gurgaon, Haryana-122001 a Commercial Complex called `SIGNATURE TOWERS' (hereinafter referred to as the `COMPLEX') in accordance with approved building plans for commercial use by the Director, Town and Country Planning, Government of Haryana, Chandlgarh.

WHEREAS The Lessor is the owner of the office space on 10th floor in Tower `B' of the Complex bearing Unit Nos. 1001 & 1002 admeasuring 5617.84 sq.ft. (Super
Area) (hereinafter referred to as the `Premises') and has represented to the Lessee that it has power and authority to give the Premises on lease.

AND WHEREAS the Lessee has represented and warranted the Lessor that It has the power and authority to enter Into and perform this Agreement.

AND WHEREAS the Lessor has accepted the proposal of leasing out the Premises to the Lessee till the subsistence of this agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AS UNDER:
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                                    ARTICLE 1
                                      LEASE

1.1 The Lessor hereby agrees to lease to the Lessee and the Lessee hereby agrees to take on lease from the Lessor, subject to the mutual rights and obligations as contained in the Agreement, the Premises in the Complex.

      The Lessor further agrees to give the rights to use the common areas in the Complex along with other occupants of the Complex.

1.2 The Lessor shall give the possession of the Premises with false ceiling, lighting, ducting, 60 workstations, reception area, meeting room, one cabin and intranet cabling to the lessee. The lessee shall give the vacant and peaceful possession of the premises to the Lessor along with aforesaid interior after the expiry of tenancy.

                                    ARTICLE 2
                              TERM OF THE AGREEMENT

2.1 The Agreement shall commence from the date of signing of this Agreement which, shall continue to be in force and binding between the Parties for a period of 2 (Two) years (hereafter referred to as the `Lease Period'). The Lease Period may be extended by the Lessee for two (2) additional two (2) year periods by giving written notice to the Lessor prior to the end of the then existing term. A fresh Lease Deed may be drawn at every renewal, if required under law.

2.2 It is agreed between the Parties that during the Lease Period the Lessee can terminate the lease alter giving six months notice to the Lessor however, the Lessee cannot terminate the said Lease agreement before the expiry of initial twenty four months of the Lease which shall be treated as LOCK IN PERIOD. In case the Lessee vacates the premises in the initial _____ years of the Lease, it shall be bound to pay and discharge the rent and maintenance charges for the remaining un-expired period of the initial twenty four months of the Lease i.e. the unexpired portion of the LOCK IN PERIOD.

                                    ARTICLE 3
                                RENT AND SECURITY

3.1 In consideration of the Lessor agreeing to lease out to the Lessee the Premises, the Lessee shall pay the Lessor the rent @ Rs. 47/-per sq. ft (Rupees Forty Seven only per square feet per month for the initial period of Two years in respect of the Premises from the date of commencement of this Agreement. Thereafter the rent shall increase by 18% (Eighteen percent) over the last rent paid after expiry of every two year lease period, for two more terms of two years each. The Lessor shall bear the cost on renovation of interior work already done in the premises and the acquisition of additional office furniture a communication equipment, telephones and the like. However the cost shall be limited to maximum of Rs.5,00,000.00 (Rupees Five Lakhs only). This cost shall be reimbursed to the lessee who undertakes the work of renovation as per its requirement. If


                                      -2-
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      Lessor fails reimburse Lessee within 30 days of its submission of a request, Lessee may deduct such sum from the next rent coming due.

3.2 It is hereby agreed between the parties that the monthly rental as specified in clause 3.1 and the interest free refundable security deposit as specified in clause 3.4 with respect to said premises, shall be enhanced at a fixed rate of 18% (eighteen percent) at the end of every term and renewal term during the currency of this lease.

3.3 The rent and the other charges in respect of the Premises as specified in this Agreement shall be paid quarterly in advance by the 7th of each first calendar month of the quarter in respect of which the rent is due. Any delay in payment of rent by the due date shall attract levy of interest @ 18% p.a. for the period of delay, which shall also be payable by the Lessee to the Lessor.

3.4 In addition to monthly rent payable by the Lessee in accordance with the aforesaid clauses, the Lessee shall also pay an interest free security deposit equivalent to 2 month's rent. It is agreed that the Lessee shall pay 100% of the security deposit at the time of signing of this Agreement.

3.5 Upon termination of this Agreement in accordance herewith, the Lessor shall refund the interest free security deposit only upon the Lessee surrendering the peaceful, vacant and physical possession of the Premises. In the event the Lessee extends its stay in the Leased Premises beyond the term of the Lease Period the Lessee shall be liable to pay the rent for the period of such extended stay in the Premises at the prevailing market rate in the area, without prejudice to Lessor's right available in clause 15.

3.6 The rent payable by the Lessee to the Lessor shall also be subject to statutory deductions.

3.7 If the Lessee vacates the Premises upon termination or expiry of this Agreement after serving the due notice as prescribed, and the Lessor fails to refund the Security Deposit to the Lessee simultaneously with the Lessee handing over the vacant possession of the Premises to the Lessor, the Lessor shall, on the unpaid Deposit, pay to the Lessee an interest @ 18% per annum from the date on which the Deposit becomes due for repayment.

                                    ARTICLE 4
                                   MAINTENANCE

      The Lessee hereby agrees that it shall simultaneously enter into a separate Maintenance Agreement with the maintenance agency for the maintenance of the Premises and the Common Areas of the Complex. The Lessee agrees to pay the maintenance advance at the time of signing of this agreement and the maintenance charges shall be payable from the time the maintenance agreement is signed. In the event the Maintenance Agreement is not signed within one week of signing of the Agreement; the Lessor shall terminate the Agreement in terms of clause 11 of the Agreement. The said Maintenance Agreement shall form part of the Agreement and is annexed hereto, and the Lessee hereby undertakes to abide with all the terms and conditions stipulated therein. The Lessor or a nominated agency of the Lessor shall undertake maintenance of the complex. The maintenance charges shall be as per Actual +20% which as a cost indicator can be taken as Rs.12/- per sq.ft. Per month (subject to variation) for working from 8.00 A.M. to 8.00 P.M. This includes the air-conditioning, Power Back-up, General cleaning and maintenance of the common areas and basements. Electricity consumed for client's appliances and equipment's shall be billed extra as per actual through sub-meters installed at client's premises. Extra Hours charges shall be separate. The overtime (extra hours) usage shall be charged on ACTUAL BASIS i.e., charged as per the readings at the sub-meter for the office. The maintenance agency, and one by the lessee for a weekly/monthly tally/crosschecking will maintain a record book.

                                    ARTICLE 5
                     REPRESENTATION AND OBLIGATION OF LESSOR

5.1 The Lessor's shall give a prior written notice to the Lessee of the date of possession and the Lessee shall through its authorised representative take the possession of the Premises within a period of 7 days, failing which the Lessee shall be deemed to have taken possession of the Premises and the payment of the rent and maintenance charges shall commence there from.

5.2 To permit the Lessee to carry out at the cost of the Lessee, but without in any way damaging the main structure of the Premises, internal partitions and other internal alterations and additions which are not visible from outside, as may be necessary for the business of the Lessee.

5.3 The Lessor shall make all possible efforts to provide regular supply of electricity and water for drinking as well as other purposes to the premises.

5.4 The Lessor shall be liable for all outgoing of any kind whatsoever in respect of the premises for the period prior to the date of commencement of lease and any period after the expiry or earlier termination of lease.

                                    ARTICLE 6
                               TITLE AND OWNERSHIP

6.1 Save as otherwise provided in this Agreement, no right, title or interest in the Premises shall pass to the Lessee by virtue of these presents. The Lessee shall at no time contest or challenge the Lessor's sole and exclusive right, title and interest In the Premises.

6.2 The Lessee also agrees and undertakes not to, assign or sublet or otherwise encumber or suffer a lien without the prior consent of the Lessor In writing. Notwithstanding the foregoing, The Lessee has the right to sublet the Premises in part or full thereof to a party or parties, who would be bound under the same terms and conditions as stated in this Lease. A written permission shall be obtained before the subletting the premises and the Lessor shall not withhold such permission unduly or unreasonably. The Lessee shall,


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      however, remain responsible for the rental payments and possession to the
      Lessor In addition, Lessor agrees that this Lease is unconditional by assignable by Lessee, on the same terms and conditions, to an Indian Subsidiary of M/s Greenfield Online, Inc., (a company organized under the laws of the USA) or its affiliates without cost or the necessity of Lessor approval, and that immediately upon such assignment Agilis will be relieved of any and all responsibilities or obligations under this Lease.

6.3 Conditioned upon the Lessee's compliance with and fulfillment of the term and conditions of this Agreement, the Lessee shall have the right to have exclusive peaceful possession of the Premises for the full term of the Agreement.

                                    ARTICLE 7
                    REPRESENTATIONS AND OBLIGATIONS OF LESSEE

7.1 The Lessee as agreed aforesaid under sub-clause 3.4 shall pay to the Lessor rent and all other sums payable under this Agreement not later than the 7th day in advance. In the event of any delay the Lessee shall be liable to pay interest @18% per annum on all amounts due \ and payable by the Lessee under this Agreement.

7.2 That there is no House Tax or Municipal tax applicable on the said premises as on date. However, if any tax of such nature is imposed on the Lessor by virtue of the Lessee's occupation of the same, the same shall be shared in equal proportions between the Lessor and the Lessee.

7.3 To pay by the due date "meter hire, electricity charges as recorded in the meter and water charges. In the event of there being common meter for common services the Lessee shall jointly with other occupants of the Complex shall pay within 7 (seven) days from the date of the bill to the Lessors the proportionate cost of water and electricity charges calculated on 8 the super built-up area of the Premises.

7.4 To carry out day-to day maintenance of the Premises at its own cost but all structural repairs in the premises be bone by the Lessor.

7.5 To permit the Lessors and their representative at all reasonable hours, after prior notice to enter into the Premises for the purpose of inspection or maintenance of services or for any other purpose.

7.6 The insurance of the interior of the Premises shall be of the Lessee and the Lessor shall not in any case be liable for any damage or loss occurred.

7.7 To use the Premises for office purposes only and not to carry on or permit to be carried on in the Premises or in any part thereof any activities which shall be or are likely to be unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/occupants in the Complex.


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
7.8 It is agreed by the Lessee not to keep or store any goods of hazardous or combustible nature or otherwise so as to affect the construction or the structure of the Complex save and except such materials are as used in the course of running of an office establishment.

7.9 To display name and address of its office only at such place(s) as agreed in the maintenance agreement and not to do any act In this respect which is contrary to the terms and condition of the maintenance agreement.

7.10 The Premises shall be used only by the Lessee for its own office, associates, subsidiaries, group companies and affiliates and the Lessee undertakes that it shall not assign, transfer, mortgage, sublet or grant leave and license or transfer or part with or share possession in any manner whatsoever, of any portion of the Premises except as provided for herein, and further undertakes to produce relevant documents to substantiate the group companies, subsidiaries etc.

7.11 The Lessee shall not make any structural additions or alterations in the Premises unless specifically allowed under the maintenance agreement by the Developer. The Lessee hereby agrees and make sure that it shall at the time of vacating the Premises shall restore the Premises in its original shape at its own cost, reasonable wear and tear excepted.

7.12 The Lessee shall be liable to the Lessor, if the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as the security.

                                    ARTICLE 8
                                   INSPECTION

8.1 The Lessor or its designated representative shall have the right from time to time during the normal business hours on any working day with at least 24 hours prior notice in writing to the Lessee to enter upon the Premises for the purpose of inspecting the service and maintenance in the Premises.

8.2 The Lessee shall permit the Lessor or its authorised representative to enter into the Premises to check for the compliance with the Agreement.

                                    ARTICLE 9
                                  FORCE MAJEURE

9.1   FORCE MAJEURE

      The following events including but not limited to fire, accidents, floods, earthquakes, storms, other Acts of God; terrorist activities, war, riots, bandh, civil strife or any government or municipal action prohibition or restriction to run the Business, temporarily or otherwise, from the Leased Premises, for a continued period of 30 days or more, shall be declared an event of Force Majeure and upon the occurrence of which event the Lessee shall not be bound or liable to pay the Rent to the Lessor for such time as the event of Force Majeure shall continue. Provided however, that in the event that an event of Force Majeure continues beyond 90 (ninety) days, then the Lessor and the Lessee both


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
      shall have the option to terminate this Agreement, However, if the Lessee is still using the space, the Lessee shall be liable to pay rent.

                                   ARTICLE 10
                                     GENERAL

10.1  STAMP DUTY

      The Agreement for the Premises shall be registered and the charges pertaining to the stamp duty shall be borne by the Lessee and the Lessor in equal proportions.

10.2  ASSIGNMENT

      The Lessor shall have the right to sell or transfer the Premises during the period of lease to any third Party/ Parties. However, the Lessor shall ensure and be liable that the third party shall be bound by and would adhere to the terms and conditions of the Agreement for uninterrupted and peaceful enjoyment of the Premises by the Lessee for the period of lease. Provided further that the Lessor shall ensure that at the time of sale or assignment whatsoever, the third party adheres to terms and conditions as mentioned in the annexure A forming the integral part of this agreement.

10.3  ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written, oral or Implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

                                   ARTICLE 11
                                   TERMINATION

11.1 The Lessor may terminate this Agreement and reenter the premises and be deemed to have taken back the possession, if any of the following occurs:

11.1.1 Upon happening of Events of Default, if such default is not cured within 30 days of Lessee's receipt of written notice from the Lessor of the nature of the default.

11.1.2 Upon Lessee committing any breach of the terms and conditions of this Agreement, provided such breach is continuing and has not been cured by Lessee within 30 days of receipt of written notice from the Lessor of the nature of such breach.

11.2  EVENTS OF DEFAULT:

      An event of default by Lessee shall occur hereunder if:

11.2.1 The Lessee fails to pay any of the lease rentals, maintenance charges or part thereof or other payment required hereunder for two consecutive months; also in case the lessee repeats the delay during the tenancy the same shall be construed as default.

11.2.2 The Lessee omit to perform, observe any covenant or condition to be observed and performed of this Agreement and shall continue to do so or does not remedy the breach within thirty (`30~ days after written notice received in respect thereof;

11.2.3 The Lessee transfers or part with possession or sublets or encumbers or creates any lien or endangers the Premises, not in accordance with the terms of this Lease;

11.2.4 The Lessee commits an act of bankruptcy or becomes insolvent or bankrupt or makes an assignment for the benefit of creditors;

11.3  REMEDIES

      Upon the occurrence of any Event of Default and at any time thereafter, in addition to the right available to the Lessor in the Agreement here in above, the Lessor shall declare all sums due and to become due hereunder as per the agreement, immediately due and payable by the Lessee and upon the Lessee failing to make the said payment within 30 days thereof, Lessor may, at its sole discretion to do the following:

11.3.1 The Lessor may forthwith put Lessee on to the notice to vacate the Premises or any part thereof and shall terminate this Agreement without prejudice to any claim, which the Lessor may have against the Lessee in respect of any breach, non-performance or non-observance of the covenants or conditions herein contained. The Possession shall deemed to be handed back if the default continues for more than two months from the date of non-payment of the money due.

11.4 The Lessee shall also be entitled to terminate this agreement in the event of a breach of the provisions of this agreement by giving three months notice.

                                   ARTICLE 12
                                      COSTS

      If either Party Is in breach of any of the terms and conditions mentioned in this Agreement (the "BREACHING PARTY") the other Party (the "NON BREACHING PARTY") shall be liable for all legal fee and other cost and expenses resulting from such breach of the provisions of this agreement.

                                   ARTICLE 13
                                     WAIVER

      Any expressed or implied waiver by the Lessor of any default shall not constitute a waiver of any other default by the Lessee or a waiver of any of the Lessor's right. All original rights and powers of the Lessor under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessor, and the Lessor shall not be deemed to have waived any of the Lessor's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessor and any waiver by the Lessor of any breach by the Lessee of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessee of the Agreement.

      Any expressed or implied waiver by the Lessee of any default shall not constitute a waiver of any other default by the Lessor or a waiver of any of the Lessee's right. All original rights and powers of the Lessee under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessee, and the Lessee shall not be deemed to have waived any of the Lessee's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessee and any waiver by the Lessee of any bread~ by the Lessor of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessor of the Agreement.

                                   ARTICLE 14
                         APPLICABLE LAW AND JURISDICTION

14.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

14.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandlgarh alone shall have jurisdiction in all matters arising out of and/or concerning this transaction.

                                   ARTICLE 15
                                   ARBITRATION

15.1 All disputes, difference or disagreement arising out of and in connection with or in relation to this Agreement shall be finally decided by sole arbitrator to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be domestic arbitration and under the applicable laws.

15.2 The venue of the arbitration shall be Gurgaon, India and the language of arbitration shall be English.

                                   ARTICLE 16
                              NO PARTNERSHIP/AGENCY

      Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Lessee and the Lessor. Neither party will be deemed to be an agent of the other party as a result of any act under or related to this Agreement, and will not in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

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                                   ARTICLE 17
                                     NOTICE

      Any notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by fax at the address shown at recital of the Agreement and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by fax or by electronic mail.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH & YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES:

SIGNED, SEALED & DELIVERED

                                         for M/S Agilis Information Technologies
                                                   International Private Limited

(Tafsir Ahmad) (Tanweer Ahmad) (Salman Ahmad)


                                                        (Capt. Shivinder Bakshi)
(Shadab Ahmad) (Saeed Ahmad)                                   Managing Director
FIRST PARTY(S)                                                      SECOND PARTY

WITNESSES:

From,
Tafsir Ahmad & Others
A-40 Sector 17, Noida-201301,
Uttar Pradesh
                                                                  19th July 2003

To,
M/s Agilis Information Technologies International (P) Ltd
Flat No. 1001 & 1002 Signature Towers A,
Southcity I, Gurgaon, Haryana

                             SUB: CAR PARKING SPACES

Dear Sir,

You are the tenants in above referred flats vide Lease Agreement dated 19th July 2003 signed between you and us. We confirm to give to you Six Car Parking spaces at a additional monthly rent of Rs.2000.00 (Rupees Two Thousand Only) per car Parking space per month. The Car Parking spaces are owned by us as per following details;

2 Car Parking Spaces    Mr. Tafsir Ahmad
1 Car Parking Space     Mr. Tanweer Ahmad
1 Car Parking Space     Mr. Salman Ahmad
1 Car Parking Space     Mr. Shadab Abroad
1 Car Parking Space     Mr. Saeed Ahmad

You are requested to kindly confirm the above.

Thanking You,
Yours truly,


(TAFSIR AHMAD)

Confirmed the above
For M/s Agilis Information Technologies
International Private Limited

Capt Shivinder Bakshi
Managing Director

ANNEX

                       MAINTENANCE AND SERVICES AGREEMENT

         THIS AGREEMENT FOR MAINTENANCE AND SERVICES is made at Gurgaon n this 19th day of July 2003.

By and Between

         M/S UNISING PROJECTS PVT. LTD. a Company incorporated under the provisions of Companies Act, 1956, having its registered office at 6 Community Centre, Saket, New Delhi - 110 017 through its registered authorized representative Mr. Ramkrishna Sharma and Mr. Jogy P Thomas (hereinafter called the `First Party," which expression shall, unless it be repugnant to the subject or context, include its successors, representatives, administrators and assigns) of the First Part.

                                       AND

          M/S AGILIS INFORMATION TECHNOLOGIES INTERNATIONAL PRIVATE LIMITED a Company incorporated under the provisions of the Indian Companies Act, 1956 having its registered office at E-11, Rajouri Garden, New Delhi - 110027 through its authorised representative Captain Shivinder Bakshi (hereinafter referred to as the `Second Party', which expression shall, unless it be repugnant to the subject or context, include its successors and assigns) of the Second Part.

WHEREAS:

(A) The First Party, is a Joint Venture Company, promoted by M/s Unitech Ltd, 6 Community Centre, Saket, New Delhi - 110017 (hereinafter called Unitech) & Aditya Properties Pvt. Ltd., 104, Skyline, E-588, Gr. Kailash, Part - II, New Delhi - 110048 (hereinafter called Aditya), both being hereinafter collectively referred to as the Developers, who have constructed and completed a multi-storied Commercial Complex, known as, Signature Towers in South City, Gurgaon, Haryana (hereinafter referred to as the 'Said Complex')

(B) The DEVELOPERS, namely, Unitech and Aditya, have also entrusted the First Party, with the Management, Operation and Maintenance of various services and facilities and the equipment(s) installed in the Said Complex and all the activities incidental thereto. The First Party shall maintain the various services in the Complex till such time those are taken over by a legally constituted Association of Buyers/Occupants of the Said Complex.

(C) The First Party shall provide maintenance and operation of various services and facilities in the Said Complex through its nominated Maintenance Agency (hereinafter referred to as Maintenance Agency).

(D) The Second party, has purchased/taken on lease 5617.84 sq. ft. of super area comprised in the Unit Nos. 1001 & 1002 on 10th floor in Tower A of Signature Towers (hereinafter referred to as the Said Premises) from the Developers and has approached the First Party to provide maintenance and operation of various services, facilities and equipment in the Building/Complex, on consideration, to which the First Party for Agilis Information plc has agreed.

(E) The Second Party executed a Lease Agreement (hereinafter referred to as the Said Agreement) on 18.07.2003 in respect of the Said Premises pursuant to which a formal Lease Deed has been executed/will be executed by the Mr. Tafsir Ahmed and Others (Lessor) in its favour. The Said Agreement also provides for maintenance of services by the Developers and/or its nominee(s) and payment of maintenance charges therefor, by the Second Party.

(F) The aforesaid Agreement also provides for payment of an Interest Free Maintenance Advance (in cases of lease) equivalent to 6 (six) months maintenance charges calculated at the tentative rate of Rs. 12/-Per sq.ft. per month of the super -built up area leased to the Second Party herein. Notwithstanding the provisions of the Said Agreement it is specifically agreed between the Parties hereto that such an Interest Free Maintenance Advance shall be deposited by the Second Party unto the First Party.

(G) In terms of the Said Agreement, the First Party herein has agreed to provide to the Second Party, the operation and maintenance of common services, facilities and equipment catering to the Said Premises on terms & conditions set forth hereinafter.

NOW THEREFORE IT IS AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS

1.1 Subject to the provisions of this Agreement, the First Party shall, through a duly appointed Maintenance Agency, provide to the Second Party, the common services and operation of various facilities set forth in Clause-2 hereunder, in relation to the Said Premises (hereinafter referred to as the "Common Facilities & Services")

1.2 The First Party shall provide Common Facilities and Services, from the date of commencement of Lease i.e. 18.07.2003 as per the Said Agreement (hereinafter called the Commencement Date). It is understood that in the event, the Second Party fails to take possession of the Said Premises on the Lease Commencement Date as specified in the Said Agreement the Second Party shall be deemed to have taken possession and it shall be liable to pay maintenance charges commencing from the date of DEEMED POSSESSION..

1.3 The First Party/Maintenance Agency shall maintain all services, facilities & equipment in the Said Complex in good order and condition and shall carry out all major and structural repairs.

1.4 The First Party/Maintenance Agency shall maintain an adequate and proper central air-conditioning system and power backup and operate the same for provision of common facilities and services in the Said Complex during the normal office hours except Sundays and public holidays.

1.5 Except to the extent of interruption caused by unavoidable mechanical defect or electrical failure or for reasons beyond the control of the First Party/Maintenance Agency, the First Party/Maintenance Agency shall provide air-conditioning/heating facilities during the normal office hours from 8 A.M. to 8 P.M. except Sundays and Public holidays. In the event, the Second Party requires supply of air conditioning/heating facilities beyond the normal office hours or on Sundays and public holidays, the First Party/Maintenance Agency shall provide, if possible, these subject to the Second Party paying extra charges therefor as set forth in Clause 3.5.

1.6 The First Party shall maintain the elevators installed in the Complex and make those available for use of the Occupants in accordance with the provisions of this Agreement

1.7 Except to the extent of interruption caused by unavoidable mechanical defect or electrical failure or for reasons beyond its control, the First Party/Maintenance Agency shall operate the Elevators at all times during the normal office hours as specified hereinabove. In the event the Second Party requires operation of elevators beyond the normal office hours or on Sundays and public holidays, the

         First Party/Maintenance Agency shall, if possible, provide the same subject to the- Second Party paying extra charges therefor as set forth in Clause 3.6 hereof

1.8 In the event of any mechanical defect or electrical failure, the First Party/Maintenance Agency will make all reasonable efforts to rectify the same at the earliest.

2.       COMMON FACILITIES & SERVICES:

         These include the following:

2.1 Operation & maintenance of air-conditioning system and plants, Fire Fighting system, lifts, other electrical & mechanical equipment systems, electric sub- station connected with the supply of electrical energy to all occupants of the Building and all other equipments installed for provision of common services in the Said Complex.

2.2 COMMON AREAS MAINTENANCE SERVICES: These relate to operation and maintenance of common areas, basement, terraces/refuge areas etc.

2.3 OPERATION & MAINTENANCE SERVICES LOCATED IN THE BASEMENT: These shall inter alia relate to operation and maintenance of basement services, such as, electric Sub-station, Pump(s), Fire Fighting Room(s), Transformer(s), DG Set(s), Water Tank (s) and other services in the basement.

2.4 OPEN AREA MAINTENANCE SERVICES: These relate to operation and, maintenance of open spaces within the Said Complex, such as, maintenance of compound wall, landscaping electrification of the plot, water supply, sewerage, roads, paths and other services within the Said Complex.

2.5      Security Services for common areas and basement in the Said Complex

2.6 Insurance of Structure (s) and Common Plants & equipment in the Said Complex However, insurance of interiors of the Said Premises or any articles kept or stored therein is the responsibility of the Second Party. The Second Party herein authorise the First Party/Maintenance Agency to insure shell structure of the Said Premises/Said Complex and all equipment for provision of common services pertaining thereto.

2.7 Maintenance of common facilities and operation & maintenance of equipment for provision of all common services to be provided in the Said Complex.

NOTE: It is understood that maintenance inside the Said Premises as such is the responsibility of the Second Party.

3.       MAINTENANCE CHARGES & COMPUTATION

         The Second Party will be required to bear the cost of maintenance and operation of services as defined in Clause 2 & 3, which shall also include a sinking fund charge as given hereunder and the same shall be calculated & payable by the Second Party in the manner specified below:

3.1 In consideration of the payment of the monthly charges herein fixed and the deposits herein agreed to be made by the Second Party, the First Party shall provide to the Second Party, in accordance with the provisions of this Agreement, various operational and maintenance services, the maintenance charges being calculated in proportion to the super area of the Premises.

3.2 That the Maintenance Charges shall include but shall not be limited to the following:

i. Open Area Maintenance Charges: These charges relate to maintenance of open space within the boundary wall of the Building, but outside the same, such as, maintenance of compound wall, landscaping, electrification, water supply, tubewell, sewerage, roads and paths and other services etc.

ii. Common Areas Maintenance Charges: These charges relate to maintenance of common areas, lifts, fire fighting equipment and other services etc. inside the Buildings.

iii. Maintenance Charges of Basement and Services in the Basement: These charges shall inter-alia relate to maintenance of basement and services, such as, electric sub-station, pumps, fire-fighting rooms, transformer, DG set, water tanks and other services in the Basement.

iv.      Cost of security services provided for the Said Complex.

v. Service Contract Expenditure, charges for operation and maintenance of all electro-mechanical equipment and/or any other equipment installed for rendering maintenance services, including central air conditioning plants/equipment, generators, lifts etc. in the Said Complex.

vi. Cost of electricity for all maintenance services including the parking area and, external common areas etc.

vii.     Cost of maintenance and landscaping of open areas in the Said Complex.

viii. Cost of maintenance, cleaning, painting and replacement in common areas.

ix.      Cost of administrative staff and the maintenance staff of the Said
         Complex.

x. Cost of consumables for all services in common areas, and equipment pertaining to provision of common services and facilities, including cost of diesel and lubricants for DG sets.

xi.      Cost of replacements/refurbishing.

xii. Other necessary/ancillary expenses and charges including but not limited to insurance, incidental to the preservation and maintenance of the property, and building structure and for adequate provision of common services & facilities in the Said Complex.

3.2.1 APPLICABLE TO PROPERTIES LEASED BY DEVELOPERS : To enable and secure the First Party/Maintenance Agency, to render the maintenance services as mentioned hereinabove, the Second Party shall pay an Interest Free Maintenance Advance of Rs.4,04,484.48 (Rupeer Four lac four thousand and eighty four rupees and forty eight paise only) (equivalent to 6 months tentative maintenance charges at the rate of Rs. 12/- per sq.ft. per month as stipulated in the Sale Agreement ). The Second Party shall deposit/has deposited with the First Party as Interest Free Maintenance Advance equivalent to 6 (six) months tentative Maintenance Charges for the Said Premises as provided in the Said Lease Agreement executed between the Second Party and the Developers or as mutually agreed between the Parties hereto. This Interest Free Maintenance Advance shall be adjusted in 24 equal monthly installments against the corresponding monthly Maintenance Charges. Thereafter, fresh 6 (six) months Interest Free Maintenance Advance, calculated at the then prevailing tentative maintenance charges, shall be payable by the Second Party to the First Party to be similarly adjusted. This arrangement shall continue till the subsistence of this Maintenance Agreement.

3.3.2 APPLICABLE FOR PREMISES SOLD BY DEVELOPERS: To enable and secure the First Party/Maintenance Agency to render the maintenance services, as mentioned hereinabove, the Second Party shall pay has paid and Interest Free Maintenance Advance of Rs. ____________ (Rupees ____________________________________ only) equivalent to 6 (six) months tentative maintenance charges @Rs. 12/- per sq.ft. per month, as otherwise mutually agreed between the parties hereto. In the event, the maintenance services are taken over by a legally constituted Association of occupants of the Complex in accordance with the Haryana Apartment Ownership Act, 1987, the aforesaid Maintenance Advance shall stand transferred to such an Association/Society. Thereupon, the First Party shall stand completely absolved and relieved of the responsibility(s) and obligation(s) under this Agreement.

3.4 The maintenance charges shall be calculated by taking into account the entire cost incurred by the First Party/Maintenance Agency for rendering maintenance services, as defined in Clause 2 & 3, including the cost of electrical energy paid by the First Party to Dakshin Haryana Bijli Vitaran Nigam (DHBVN) and the cost of operating fuel etc. and maintaining captive DG Set(s), common area lighting and deducting therefrom the actual receipts from billing of electrical energy to all occupants of the Said Complex for electrical energy consumed inside their respective Premises. The resultant net expenditure (of all services, equipments electricity consumption etc. as aforesaid) multiplied by 1.2 times shall be treated as total maintenance charges and billed to individual occupants in proportion to the super area of their respective premises.

3.5 Sinking Fund Charges towards cost of replacement, refurbishing, major repairs etc. of structures, plants and equipment etc. installed in the Said Complex, as determined by the First Party/Maintenance Agency shall, also be taken into account while calculating the maintenance charges, as aforesaid.

3.6 Any maintenance service required by the Second Party beyond normal office hours (hereafter defined as "Adhoc Maintenance Charges") i.e. 8 A.M. to 8 P.M excepting Sunday's and public holidays, for its exclusive use by the Second Party and/or common service required by the Second Party alongwith other occupants beyond normal office hours shall be provided by the First Party/Maintenance Agency at extra cost as stipulated herein. It is clarified that the entire overheads including salaries, wages of staff etc. shall form part of the services being separately rendered and charged. For rendering such services, the First Party shall bill at 1.2 times of the actual cost incurred for providing usual maintenance services beyond office hours, as aforesaid, or for any additional/specific services as may be desired by the Second Party. The Second Party shall be billed on prorata basis to the super built-up area leased/purchased by the Second Party and/or other occupants, if other occupants are also using additional services alongwith the Second Party herein. Further for extra hours of operation beyond normal working hours (Normal working hours means the time from 8.00 AM to 8.00 PM Monday to Saturday excluding public holidays), the Adhoc Maintenance Charges shall be Rs.800 per hour.

3.7 All overhead expenses incurred by the First Party/Maintenance Agency directly for provision of Common Facilities and Services in the Complex, including salaries, wages and benefits payable to the employees and other overhead expenses shall be taken into account for computation of maintenance charges.

3.8 The First Party/Maintenance Agency shall bill for the consumption of electrical energy inside the Said Premises based on the number of units consumed as indicated by the meter (s) installed in the Said Premises at pry-determined rates, which for want of a more suitable standard rate shall correspond to the rates charged by D.H.B.V.N. for its direct consumers falling in the schedule of tariff as applicable from time to time to the Said Premises/Said Complex, as if the electrical energy was directly supplied by D.H.B.V.N. The bill shall also include the meter hire charges and a minimum demand charge if the consumption falls below the minimum demand as per the applicable schedule of tariff. The consumption of electrical energy as indicated above shall be billed alongwith the bill for the maintenance charges.

3.9 The cost of insuring the structure of the Said Complex shall form part of maintenance charges. However, the Second Party may take out an Insurance Policy for insuring the interiors and the contents and articles kept or stored within the Said Premises, if it so desires, and the First Party/Maintenance Agency shall have no responsibility in this regard.

3.9.1 That the insurance of the shell structure of the Said Premises is as such the responsibility of the Second Party. However, for convenience of the Second Party, the First Party/its nominated Maintenance Agency, shall take out an Insurance Policy for the shell structure of the Said Premises, and is hereby duly authorised to do so by the Second Party. As such, in the event of occurrence of any of the contingencies/risks covered by the aforesaid Policy, the Second Party shall only be entitled to claims/recourse admissible to the Second Party against the Insurers under that Policy, as per applicable Insurance laws/norms. The Second Party hereby undertakes not to lodge any claim or take recourse to any action against the First Party or the Developers of the Said Complex or its nominated Maintenance Agency or any of its subsidiaries and associates, nor will the latter be liable for the same on any account or in any manner whatsoever.

3.10 At the end of each financial year, the First Party/Maintenance Agency shall get its accounts audited and the expenses incurred would form basis of the estimates for billing in the subsequent financial year. In case, there is any deficit, the same shall be recovered proportionately in the subsequent bills. For the intervening period, from the date of commencement of the next Financial Year and the Audit of Accounts of the previous year, the bills towards maintenance charges shall be sent on the basis of the previous Financial Year.

3.10.1 At the commencement of this Agreement, the Maintenance Agency shall raise monthly maintenance bills in advance, as provided in Clause-4.1 hereunder, at the tentative rate of Rs. 12/- per sq.ft. of Super Area as provided in this Agreement executed by the Second Party. The Final maintenance charges shall, however, be determined in accordance with the formula provided in Clause 3.12. Accounts of Maintenance Charges shall be settled for each Accounting Year as per the Said formula and at as such periodic intervals as may decided by the First Party or the Maintenance Agency.

3.11 The First Party/Maintenance Agency shall have the right to increase, revise or modify charges of any service or services to ensure quality maintenance, the billing whereof shall be done on the same actual + 20% mark-up.

3.12 Calculation of maintenance charges shall be done in the following manner:-

         (A) Cost of entire maintenance services provided by the Maintenance Agency Add (B) Total cost of electrical energy as per the bill paid to D.H.B.V.N. by the

         First Party/Maintenance Agency and the cost of operation and maintenance of DG Sets including fuel.
         Less (C) Receipts by the First Party/Maintenance Agency Occupants in respect of electricity bills paid by them for consumption of electrical energy inside their premises based on meter reading every month as per Clause 3.8.
         Add/Less (D) Cost of any maintenance service(s) exclusively rendered and borne by any Occupant. The resultant total shall be divided by the total occupied Super built-up area of the Complex plus fifty (50%) percent of the vacant super built-up area to arrive at the maintenance charges per sq.ft. per month which shall be multiplied by 1.2 times to arrive at the maintenance charges per sq.ft. of the Super area payable by any individual occupant/owner. The sq. ft. charge so arrived at shall be multiplied by total super area of each Owner/occupant for purposes of individual billing.
         Maintenance Charges per sq.ft. =                  A+B-C+-D
                                            ------------------------------------
                                            Total Occupied Super Build-up Area
                                            Plus 50% of the vacant super built-
                                              up area

3.12.1 It is clarified that on the basis of the above formula, the Owners of the vacant or unoccupied areas including the Developers shall also be liable to pay the maintenance charges @ 50% (fifty percent) of the usual charges. This liability shall, however, commence from 1/12/2000. As soon as a vacant area is Occupied, the Owner or occupant shall become liable to pay full maintenance charges as per the above calculation.

4.       BILLING & PAYMENT

4.1 Bills for maintenance charges shall be raised every month in advance. However supply of electrical energy inside the premises shall be billed on the basis of actual consumption based on meter reading of the previous month and billed in the beginning of the current month.

4.2 The Second Party shall pay in full the maintenance bill presented to it and the First Party/Maintenance Agency shall not accept any part payment of any bill.

4.3 The First Party/Maintenance Agency shall charge interest @ 18% p.a for the period of delay in payment after due date subject to clause 4.6 below.

4.4 Payments shall be made through crossed cheque or demand draft only drawn in favour of the First Party and payable at Gurgaon/New Delhi and shall be subject to realization, The Maintenance Agency has been duly authorised by the First Party to raise monthly maintenance bills on behalf of the First Party and accept all cheques/demand drafts in the name of the First Party towards maintenance charges as aforesaid, and to issue receipts in acknowledgement thereof. It shall be incumbent upon the Second Party to make all such payments as demanded by the Maintenance Agency in accordance with this Agreement.

4.5 The payment of bills shall not be withheld or delayed if there is any difference or dispute as to its accuracy. Any difference or dispute regarding accuracy of a bill shall be settled as provided in Clause 20 below but payment of the bill(s) shall not be withheld on any account.

4.6 Without prejudice to the right of the First Party/Maintenance Agency to charge interest for the period of delay in payment of a bill by the due date, in case the Second Party fails to the pay the bill on or after 7 days of the due date then the bill shall be deemed to be a NOTICE and the electric supply to the Premises and the Maintenance & Operation of services to the Second Party shall be disconnected/ discontinued after expiry of seven (7) days of the due date mentioned in the bill without any further notice in this regard. The supply shall not be reconnected and the maintenance vis-a-vis the Said Premises shall not be restored unless and until the amount shown in the bill together with interest @ 18% p.a. for the period of delay and all other connected expenses incurred/to be incurred in cutting of or reconnecting the electric supply and the maintenance services have been paid by the Second Party. The bill shall be treated as a Notice for disconnection in the event of non-payment by the Second Party, notwithstanding inclusion of any part of the charges in the bill under default being included in the subsequent Bills sent by the First Party/Maintenance Agency.

5. The Second Party agrees that its right to use the common facilities, including the supply of electrical energy, shall be subject to regular and prompt payment of maintenance charges billed by the Maintenance Agency. If maintenance charges or any part thereof are not paid regularly, the Second Party shall lose its right to use any of the common facilities including right to receive electrical energy inside the Said Premises. However, so long as the maintenance charges (all payments) envisaged under these presents are regularly paid and all the covenants herein contained are observed, the right of the Second Party to use common facilities shall subsist. As far as the maintenance charges & dues contemplated under this Agreement are concerned, the Second Party, in case the Said Premises are under its self occupation, hereby creates a floating charge on all its goods and chattles in the aforesaid premises, and incase the Said Premises have been leased out by the Second Party it hereby agrees to create a charge on the rent receivable by the Second Party.

6.       DURATION OF THIS AGREEMENT & ITS EARLIER TERMINATION

6.1 The First Party/Maintenance Agency shall provide maintenance services as set out herein-above initially for a period of 2 years and to be renewed for further period(s) of 2 (Two) years each on terms & conditions agreed between the Parties unless otherwise the Agreement is terminated/stands terminated earlier as provided in Clause 6.2 & 6.3 hereunder.

6.2 That this Agreement shall stand terminated, without any further act or notice even before the expiry of 2 years or such extended term as provided in Clause 6.1, upon the constitution of the Buyers Association of Signature Towers Complex in accordance with the Haryana Apartment Ownership Act, 1987, which will thereafter be responsible for and with the maintenance of the Said Complex. In such an event, the Second Party shall write to the First Party/Maintenance Agency for transfer of the unadjusted Maintenance Advance, if any and there upon such Advance shall be transferred by the First Party/Maintenance Agency to such Society or Association as aforesaid, to be adjusted in a similar manner, depending on whether the Said Premises have been taken on Lease/Purchased by the Second Party.

         APPLICABLE IF PREMISES HAVE BEEN SOLD TO THE SECOND PARTY BY THE
         DEVELOPER:

6.3 That this Agreement of Maintenance and Services shall stand terminated in the event, the Second Party sells or transfers or parts with the possession of the Said Premises, after having obtained a proper NOC from the First Party prior to such sale or transfer. The First Party will grant the `No Objection' on the condition that there are no outstanding dues against the Second Party on account of maintenance and/or any other sum payable under this Agreement.

7.1 In event the Second Party sells the Said Premises during the subsistence of this Agreement, the Second Party shall ensure that the Transferee undertakes to adhere and conforms to all the terms of this Agreement. It shall be a condition precedent to the grant of NOC by the First Party, that the prospective Purchaser/Transferee executes a similar Maintenance Agreement with the First Party/Maintenance Agency.

7.2 In the event of sale, as aforesaid, it shall also be a condition precedent to the grant of NOC, that the amount of unadjusted Maintenance Advance as provided in Clause 3.2 herein has either been transferred to the credit of the Prospective Purchaser/the Transferee in which case all the obligations of the First Party to refund the aforesaid unadjusted Maintenance Advance shall stand discharged or a fresh Maintenance Advance as per the Said Clause has been deposited by the Prospective Purchaser/the Transferee unto the First Party/Maintenance Agency at the time of execution of fresh Maintenance Agreement by such Transferee, and only thereafter, the aforesaid unadjusted Maintenance Advance will be refunded by the First Party/Maintenance Agency to the Second Party

7.2 APPLICABLE IF PREMISES HAVE BEEN TAKEN ON LEASE BY SECOND PARTY FROM THE DEVELOPER: It is specifically agreed by and between the Parties, that this Agreement will run concurrently with the Lease Agreement for the Said Premises. The termination of both the Agreements namely, the Lease Agreement & this Maintenance Agreement shall be simultaneous. The Lease Agreement may only be terminated in accordance with the terms of the Said Agreement and not otherwise.

7.3 APPLICABLE IN CASES OF LEASE OF PREMISES PURCHASED BY SECOND PARTY: In the event the Said Premises sold to the Second Party by the Developers are leased, it shall be incumbent upon the Second Party to ensure that such Lessee adheres to all the terms of this Agreement by appropriate endorsement. However, the responsibility for payment of maintenance charges envisages herein shall be that of the Second Party as the owner of the Said Premises, who may cause the .same to be paid by such Lessee on its behalf. Liability of payment of maintenance charges in such cases is joint and several.

7.4 APPLICABLE IN CASE OF PREMISES LEASED BY THE DEVELOPERS TO THE SECOND PARTY AND ITS SUBSEQUENT SALE BY DEVELOPERS: That in the event the Said Premises which have been taken on lease by the Second Party from the Developers, are sold by the Developers to any Third Party, such Third Party shall be bound by all the terms of tiffs Agreement, and shall be jointly & severally liable for the same alongwith the Second Party herein. It shall be mandatory on such Third Party to accept all the terms herein contained by endorsing the same. Upon expiry or earlier termination of the lease of the Second Party for the Said Premises, such Third Party Purchaser of Leased Premises, shall be solely liable to pay the Maintenance Charges herein envisaged.

7.5      If the Second Party delays payment of the Maintenance
         Advance/Maintenance Security Deposit the First Party/Maintenance Agency shall not commence providing of services as envisaged in this Agreement.

8.       IN CASES WHERE THE AGREEMENT TO LEASE IS ASSIGNED BY THE SECOND PARTY

         The Second Party has entered into a Lease Agreement with the Lessor wherein the Second Party has a right to unconditionally assign the Agreement to Lease to an Indian Subsidiary of Greenfield Online, Inc., (A company organized under the laws of the USA). The First Party, further, agrees that the Second Party shall assign this Agreement to the Indian Subsidiary of Greenfield Online, Inc., (a company organized under the laws of the USA) or its affiliates, without any cost, only after obtaining prior written permission from the First Party and such permission shall not be held unreasonably by the First Party. That immediately upon such assignment of this Agreement the Second Party will be relieved of any and all responsibilities or obligations under this Agreement.

9. The First Party/Maintenance Agency shall apply for permission to receive bulk supply of electrical energy and its distribution to the Complex/Occupants including the Said Premises. The First Party intends to undertake the responsibility of receiving in bulk, the supply of energy from D.H.B.V.N, and to supplement it by own generation and distribute the electricity to various occupants of Said Complex in terms of their application for supply of electrical energy. The First Party/Maintenance Agency shall supply electrical energy as part of its maintenance services and not as a separate function.

10. It is clarified that maintenance of services is done by the First Party/Maintenance Agency through various outside agencies under separate Agreements entered into with them. The First Party's responsibility will be to the extent of supervision of these agencies and to ensure that their operation is in conformity with the Agreement executed by them. The First Party accepts no legal liability arising from acts of omission, commission, negligence or defaults of these Agencies.

11. If the First Party concludes that adequate maintenance services are not being rendered or there is a general dissatisfaction about the maintenance services from a majority of the occupants of Signature Towers, then First Party may at its discretion and in accordance with the bilateral contract agreement entered into between the First Party and Maintenance Agency, discontinue with the services of the Maintenance Agency, as the Operation and Maintenance Agency of the Said Complex. Upon such termination the First Party will entrust the maintenance services contemplated under this Agreement to any other reputed agency specializing in the field of Operation & Maintenance of such Commercial Buildings.

12. The First Party/Maintenance Agency shall in no way be responsible or liable for any fire, electrical, pollution, structural and/or any kind of hazard, originating from the Said Premises which may arise due to any lapse, default, negligence or omission of the occupant(s) due to any equipment installed in the Said Premises. The hazard as aforesaid originating from the Said Premises shall not impose any kind of financial or legal liability on the First Party/Maintenance Agency, and the Second Party agrees to keep the First Party fully indemnified and keep them harmless against any loss or damage that may be caused to it or the Said Complex or its installations, firings equipment, plants, etc, on account of the foregoing. The Second Party shall ensure that the Internal Air-conditioning and electrical systems and/or any other work or thing done internally within the Said Premises or externally shall not pose any fire, electrical, structural, pollution and health hazard for which the Second Party shall solely be responsible for all the legal and financial consequences arising therefrom.

13. The Second Party will have to bear the cost of all damages/breakage caused by the Second Party/its agents/its visitors to the Building/Structures/Equipment /fabric of the Said Complex and shall forthwith reimburse all costs in connection with the replacement/ rectification on account of the above to the First party/Maintenance Agency as and when demanded.

14. The First Party/Maintenance Agency directly or through their duly authorised agency will have the right to frame and modify from time to time house rules for all occupants tenants/ purchasers within the Signature Towers Building which shall be adhered to and observed strictly by the Second Party.

15. All costs, charges and expenses payable or in respect of this Agreement and on all other instruments and deeds to be executed, if any, pursuant to this Agreement shall be borne and paid by the Second Party.

16. The failure of the First Party/Maintenance Agency to enforce at any time or for any period of time any provision(s) hereof shall not be construed to be a waiver of any provision or of the right therefor to enforce any or each and every provision of this Agreement.

17. If any provision of this Agreement shall be determined to be void or unenforceable under any law, such provision shall be deemed to be amended or deleted to the extent necessary to conform to applicable laws and the remaining provisions of this Agreement shall remain valid and enforceable.

18. The First Party/Maintenance Agency shall not be held responsible or liable for not performing its obligations under this Agreement due to FORCE MAJEURE conditions or for reasons beyond the control of the First Party/Maintenance Agency. The Force majeure conditions shall inter alia include strikes, lockouts, enemy action floods, earthquake, etc.

19. That it is clearly understood and agreed by and between the Parties hereto that all the provisions contained herein and the obligations arising hereunder in respect of the Said Premises, shall equally be applicable and enforceable against all occupants, tenants/employees of the Second party and/or subsequent purchasers of the Said Premises, as the said obligations go alongwith Said Premises for all intents and purposes.

20. It is agreed between the Parties that the commencement of this Agreement is the date when the possession of the Said Premises is handed over or deemed to have been handed over to the Second Party as provided in the Agreement to Sell executed between the Second Party and the Developers.

21.      ARBITRATION:

         Excepting the cases of theft/pilferage of electrical energy or interference in mater etc., (which are prima facie offences) and only after the bill amount payable are paid by the Second Party to the First Party, in the event of any difference or dispute arising between the Parties in respect of any matter connected with the accuracy of bills, supply of services or interpretation of any of the terms & conditions which cannot be settled amicably between the Parties hereto, the same shall be referred to the arbitration of an Arbitrator to be appointed mutually by the parties to this Agreement. Reference to and pendency of Arbitration shall be without prejudice to the right of the First Party/Maintenance Agency to effect recovery of its dues under this Agreement. The decision of the Arbitrator shall be final and binding on the parties. The Arbitration proceedings shall be held at

         Gurgaon/New Delhi in accordance with the Arbitration & Conciliation Act, 1996 as amended from time to time.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET OUT THEIR HAND TO THIS AGREEMENT AT NEW DELHI/GURGAON ON THE DAY, MONTH AND YEAR FIRST ABOVE MENTIONED IN THE PRESENCE OF THE FOLLOWING

                                           Signed & Delivered For & on behalf of

         WITNESSES

                                                                     FIRST PARTY

                                                      UNISING PROJECTS PVT. LTD.
         1.

                                                          (Authorized Signatory)
         2.

                                                                    SECOND PARTY

                                             M/S AGILIS INFORMATION TECHNOLOGIES
                                                   INTERNATIONAL PRIVATE LIMITED

                                                          (Authorized Signatory)

         THE LESSOR HEREBY ACCEPTS AND ENDORSES THIS AGREEMENT AND FURTHER AGREES TO BE JOINTLY AND SEVERALLY LIABLE WITH THE SECOND PARTY AS PER THE TERMS OF THIS AGREEMENT.

                                                                        (LESSOR)

                                   (Tafsir Ahmed) (Tanweer Ahmed) (Salman Ahmed)